Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter 2026 Results; Declares Increased Dividend; Announces Share Repurchase Plan

BAR HARBOR, MAINE – April 21, 2026 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported first quarter 2026 GAAP net income of $13.5 million or $0.81 per diluted share and core earnings (Non-GAAP) of $14.7 million or $0.88 per diluted share compared to GAAP net income of $11.8 million or $0.70 per diluted share and core earnings (Non-GAAP) of $15.5 million or $0.93 per diluted share in the fourth quarter of 2025.

FIRST QUARTER 2026 HIGHLIGHTS (all comparisons to fourth quarter 2025, unless otherwise noted)

•	Net interest margin of 3.54%
•	1.18% return on assets; 1.28% core return on assets (Non-GAAP)
•	10.13% return on equity; 11.03% core return on equity (Non-GAAP)
•	56.92% efficiency ratio(Non-GAAP), compared to 57.24%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are pleased to announce our first quarter financial results that showcase a strong start to the year. We continue our commitment to profitable growth and maintaining a stable net interest margin. Our calling culture continues to pay off, as we saw over 1,500 accounts to new customer opened during the quarter. The Company continues to build long-term shareholder value which has once again enabled us to increase our dividend per share by 6% over last year’s dividend amount, and approve our annual resolution for a stock buyback program of up to 5% of the total outstanding shares. We are well-positioned and looking forward to the rest of the year ahead.”

DIVIDEND DECLARED AND STOCK REPURCHASE PLAN APPROVED

The Board of Directors of the Company voted to declare a cash dividend of $0.34 per share to shareholders of record at the close of business on May 21, 2026, payable on June 18, 2026. This represents an increase in the cash dividend of $0.02 per share from $0.32 per share last quarter. The dividend equates to a 4.19% annualized yield based on the $32.45 closing share price of the Company’s common stock on March 31, 2026, the last trading day of the first quarter 2026.  Additionally, the Board authorized the repurchase of up to 5% of the Company’s outstanding common stock, representing approximately 837,000 shares as of March 31, 2026 under a share repurchase plan (the “Plan”).  The Plan, which remains subject to regulatory approval, is authorized to last no longer than twelve months.

FINANCIAL CONDITION (Quarter results for March 31, 2026 compared to December 31, 2025)

Total assets remained constant at $4.7 billion at the end of the first quarter 2026, the less than 1% change was primarily due to increased deposits offset by paydowns in total borrowings and loans during the quarter.

Total cash and cash equivalents were $82.2 million at the end of the first quarter 2026, compared to $80.8 million at the end of the fourth quarter 2025. Interest-earning deposits with other banks increased to $46.6 million at the end of the first quarter 2026, compared to $35.9 million at the end of the fourth quarter 2025 and yielded 3.90% and 4.53%, respectively. The increase in cash balances was driven primarily by loan payoffs during the quarter.

Available-for-sale debt securities were $598.0 million compared to $597.4 million at the end of the fourth quarter 2025. Portfolio unrealized losses increased to $45.7 million at quarter-end compared to $41.7 million at the end of the fourth quarter 2025 due to the interest rate environment. During the quarter there were purchases of $25.2 million,  paydowns and calls of $19.3 million and net accretion of $411 thousand. The quarter-to-date weighted average yield of the securities portfolio was 4.05% compared to 4.03% at the end of the fourth quarter 2025. As of the first quarter 2026 and the fourth quarter 2025, our securities portfolio had an average life of 7.6 years and 7.1 years respectively, with an effective duration of 5.4 years and 5.2 years, respectively. At the end of the first quarter 2026 all securities remain classified as available for sale.

Federal Home Loan Bank  stock decreased $1.7 million to $9.6 million at the end of the first quarter 2026 compared to $11.3 million at the end of the fourth quarter 2025 primarily driven by the decrease in wholesale borrowings.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Total loans decreased $20.6 million to $3.6 billion in the first quarter 2026 compared to the fourth quarter 2025 driven primarily by commercial real estate payoffs. Commercial real estate loans decreased $30.2 million primarily due to one early payoff of $14.4 million and $24.4 million in loans that matured and paid off during the quarter. Commercial and industrial loans increased 24% on an annualized basis and included $16.6 million of originations during the quarter. Residential real estate loans decreased $8.1 million during the quarter primarily driven by increased prepayment activity and offset in part by a $12.0 million residential loan purchase.  Loans held for sale were $11.5 million in the first quarter 2026 compared to $5.3 million in the fourth quarter 2025 as we originated $23.6 million in loans held for sale and sold $16.2 million in loans during the quarter.

The allowance for credit losses (“ACL”) on loans remained stable at $34.3 million at the end of the first quarter 2026 compared to $34.1 million at the end of the fourth quarter 2025. The allowance for credit losses to total loans coverage ratio for the first quarter 2026 was in line with the fourth quarter 2025 at 0.96% versus 0.94%.

Premises and equipment increased in the first quarter 2026 to $58.9 million compared to $58.2 million at the end of the fourth quarter 2025 driven by renovation projects.

Bank owned life insurance decreased $6.4 million or 7% driven by death benefit pay outs that occurred at the end of the first quarter 2026 offset by increases in cash surrender value.

Total deposits were $3.9 billion at the end of the first quarter 2026 compared to $3.8 billion at the end of the fourth quarter of 2025. The increase was driven primarily by $17.2 million in new customer non-maturity deposits. Time deposits increased $8.2 million during the quarter due to $4.8 million in new customer time deposits and an $18.0 million increase in brokered deposits, which was offset in part by maturities.

Total borrowings decreased $53.9 million in the first quarter 2026 to $215.7 million compared to $269.6 million in the fourth quarter 2025. The decrease was driven by cash inflows from loan payoffs and increased deposits.

The Company's book value per share was $32.13 at  the end of the first quarter 2026 compared to $31.88 at the end of the fourth quarter 2025.  Tangible book value per share (non-GAAP) was $22.71 at the end of the first quarter 2026, compared to $22.41 at the end of the fourth quarter 2025.

RESULTS OF OPERATIONS (Quarter results for March 31, 2026 compared to March 31, 2025)

The net interest margin was 3.54% in the first quarter 2026 compared to 3.17% in the same quarter 2025. As loan balances grew year-over-year the yield on loans expanded 8 basis points to 5.50% compared to 5.42% in the same period of 2025. Interest-bearing deposit costs decreased year-over-year to 2.19% compared to 2.52% in the same period of 2025.

Total interest and dividend income increased by 16% or $7.7 million to $55.3 million in the first quarter 2026 compared to $47.5 million in the prior year. Yields on earning assets grew to 5.27% in the first quarter 2026 compared to 5.16% in the first quarter 2025. The increase is driven by year-over-year loan yield expansion primarily due to the acquisition of $413.4 million in loans from the acquisition of Woodsville Guaranty Savings Bank (“Woodsville”). The yield on commercial real estate loans grew to 5.68% in the first quarter 2026 from 5.58% in the first quarter 2025. The residential loan yield increased to 4.64% for the first quarter 2026 from 4.22% in the first quarter of 2025. Total loan yield growth was partially offset by a decrease in the commercial and industrial yield to 6.13% for the first quarter 2026 from 6.57% in the first quarter 2025 driven by the decrease in rates of adjustable-rate loans.

Total interest expense decreased $153 thousand in the first quarter 2026 compared to the first quarter 2025. Deposit costs were down $623 thousand year-over-year.  Borrowing costs increased $470 thousand, or 16% year-over-year, driven by the subordinated debt acquired from Woodsville.

The provision for credit losses on loans in the first quarter 2026 was $305 thousand compared to a recapture of $57 thousand in the same period of 2025. The provision reflects minimal net charge-offs of $42 thousand while credit quality remains strong. There was no provision for investment losses in the current year compared to a $636 thousand provision in the first quarter 2025. We had a loss on available-for-sale debt securities of $1.0 million during the first quarter 2026. The loss relates to a write-down on a previously identified corporate bond with continued deteriorated credit quality that the Company does not intend to hold until recovery of the amortized cost basis.

Non-interest income increased $1.5 million in the first quarter 2026 to $10.4 million compared to $8.9 million in the same quarter 2025 primarily driven by a $1.3 million gain on death benefit from bank owned life insurance. Trust management fee income increased $199 thousand driven by the 7%, or $183.5 million, increase in assets under management compared to the same period of 2025.  As noted above there was an additional write-down on one corporate debt security resulting in a loss on available-for-sale debt securities of $1.0 million during the first quarter 2026.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

Non-interest expenses increased $5.2 million to $29.8 million in the first quarter 2026 compared to $24.7 million in the first quarter 2025 driven by $1.5 million in expenses related to the Woodsville acquisition. Salaries and benefits increased $2.0 million to $15.8 million in the first quarter 2026 compared to $13.7 million in the first quarter 2025 primarily due to additional salary costs associated with the retained Woodsville personnel. Occupancy and equipment increased $711 thousand driven primarily by higher maintenance contract costs from the acquisition of Woodsville. Amortization of intangibles increased $349 thousand due to the acquisition of Woodsville. Other expenses increased $854 thousand for the first quarter 2026 compared to the first quarter 2025 primarily due to increases in software expenses. Loss on sale of premises and equipment was $134 thousand in the first quarter 2026 driven by a building sale.

Income tax expense was $3.6 million for the first quarter 2026 compared to $2.5 million for the first quarter of 2025, respectively. Our GAAP effective tax rate for the first quarter 2026 was 21.09% and 19.57% in the first quarter 2025 and the effective tax rate on core earnings (Non-GAAP) was 21.89% and 22.98%, respectively.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including ongoing armed conflicts, inflation, current or future United States government shutdowns, and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing, or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems, or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions, and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2026	2025	2025	2025	2025
PER SHARE DATA
Net earnings, diluted	$0.81	$0.70	$0.54	$0.40	$0.66
Core earnings, diluted (1)	0.88	0.93	0.95	0.70	0.68
Total book value	32.13	31.88	31.22	30.60	30.51
Tangible book value (1)	22.71	22.41	21.70	22.58	22.47
Market price at period end	32.45	31.05	30.46	29.96	29.50
Dividends	0.32	0.32	0.32	0.32	0.30

PERFORMANCE RATIOS (2)
Return on assets	1.18%	1.00%	0.78%	0.60%	1.02%
Core return on assets (1)	1.28	1.32	1.35	1.06	1.04
Pre-tax, pre-provision return on assets (1)	1.52	1.29	1.30	0.79	1.32
Core pre-tax, pre-provision return on assets (1)	1.65	1.71	1.71	1.39	1.35
Return on equity	10.13	8.76	6.99	5.21	8.88
Core return on equity (1)	11.03	11.55	12.16	9.19	9.09
Return on tangible equity (1)	14.77	12.94	10.07	7.26	12.27
Core return on tangible equity (1)	16.03	16.91	17.23	12.66	12.57
Net interest margin, fully taxable equivalent (1) (3)	3.54	3.62	3.56	3.23	3.17
Efficiency ratio (1)	56.92	57.24	56.70	62.10	62.00

FINANCIAL DATA (In millions)
Total assets	$4,676	$4,684	$4,717	$4,112	$4,063
Total earning assets (4)	4,297	4,297	4,336	3,789	3,761
Total available-for-sale debt securities	598	597	598	529	514
Total loans	3,585	3,606	3,584	3,153	3,124
Allowance for credit losses	34	34	34	29	30
Total goodwill and intangible assets	158	158	159	123	123
Total deposits	3,868	3,821	3,948	3,292	3,297
Total shareholders' equity	538	533	521	469	466
Net income	14	12	9	6	10
Core earnings (1)	15	16	15	11	10

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	—%	0.03%	0.04%	0.03%	0.01%
Allowance for credit losses on loans/total loans	0.96	0.94	0.95	0.92	0.92
Loans/deposits	93	94	91	96	95
Shareholders' equity to total assets	11.50	11.37	11.04	11.40	11.50
Tangible shareholders' equity to tangible assets	8.42	8.27	7.94	8.67	8.73

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$35,595	$44,947	$42,743	$50,948	$33,802
Interest-earning deposits with other banks	46,620	35,890	93,971	36,087	54,329
Total cash and cash equivalents	82,215	80,837	136,714	87,035	88,131

Available-for-sale debt securities	597,977	597,424	597,810	528,690	513,961
Less: Allowance for credit losses on available-for-sale debt securities	—	—	—	—	(1,204)
Net available-for-sale debt securities	597,977	597,424	597,810	528,690	512,757

Federal Home Loan Bank stock	9,567	11,308	8,560	12,695	10,695

Loans held for sale	11,534	5,283	5,545	2,829	1,515

Total loans	3,585,248	3,605,859	3,583,716	3,152,664	3,124,240
Less: Allowance for credit losses on loans	(34,315)	(34,052)	(33,940)	(28,885)	(28,614)
Net loans	3,550,933	3,571,807	3,549,776	3,123,779	3,095,626

Premises and equipment, net	58,914	58,188	58,828	52,647	51,659
Other real estate owned	—	—	—	—	—
Goodwill	141,819	141,819	141,819	119,477	119,477
Other intangible assets	15,824	16,407	16,989	3,472	3,705
Cash surrender value of bank-owned life insurance	89,817	96,250	95,554	83,074	82,471
Deferred tax asset, net	30,298	29,926	31,721	23,290	23,298
Other assets	87,330	74,642	73,936	75,017	73,892
Total assets	$4,676,228	$4,683,891	$4,717,252	$4,112,005	$4,063,226

Liabilities and shareholders' equity
Non-interest bearing demand	$651,282	$670,786	$692,780	$552,074	$547,401
Interest-bearing demand	1,152,888	1,137,730	1,137,362	931,854	930,031
Savings	649,302	635,329	647,428	542,579	551,280
Money market	493,432	464,843	488,633	370,709	405,326
Time	920,811	912,594	981,993	894,772	862,773
Total deposits	3,867,715	3,821,282	3,948,196	3,291,988	3,296,811

Senior borrowings	162,297	216,818	139,956	256,441	199,982
Subordinated borrowings	53,420	52,825	52,229	40,620	40,620
Total borrowings	215,717	269,643	192,185	297,061	240,602

Other liabilities	54,859	60,425	55,916	54,096	58,502
Total liabilities	4,138,291	4,151,350	4,196,297	3,643,145	3,595,915

Total shareholders’ equity	537,937	532,541	520,955	468,860	467,311
Total liabilities and shareholders’ equity	$4,676,228	$4,683,891	$4,717,252	$4,112,005	$4,063,226

Net shares outstanding	16,742	16,702	16,689	15,322	15,317

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

							Organic Annualized
							Growth %
	Mar 31,	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Quarter
(in thousands)	2026	2025	2025	Balances (1)	2025	2025	to Date
Commercial real estate	$1,968,403	$1,998,603	$1,942,659	$117,832	$1,767,206	$1,762,132	(6)
Commercial and industrial	417,657	393,851	405,759	25,651	400,908	370,683	24
Total commercial loans	2,386,060	2,392,454	2,348,418	143,483	2,168,114	2,132,815	(1)

Residential real estate	993,636	1,001,769	1,025,266	248,484	796,184	807,514	(3)
Consumer	127,681	128,029	126,345	16,215	111,036	105,404	(1)
Tax exempt and other	77,871	83,607	83,687	5,226	77,330	78,507	(27)
Total loans	$3,585,248	$3,605,859	$3,583,716	$413,408	$3,152,664	$3,124,240	(2)%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

DEPOSIT ANALYSIS

							Organic Annualized
							Growth %
	Mar 31,	Dec 31,	Sept 30,	Acquired WGSB	Jun 30,	Mar 31,	Quarter
(in thousands)	2026	2025	2025	Balances (1)	2025	2025	to Date
Non-interest bearing demand	$651,282	$670,786	$692,780	$89,274	$552,074	$547,401	(12)%
Interest-bearing demand	1,152,888	1,137,730	1,137,362	185,802	931,854	930,031	5
Savings	649,302	635,329	647,428	104,792	542,579	551,280	9
Money market	493,432	464,843	488,633	52,470	370,709	405,326	25
Total non-maturity deposits	2,946,904	2,908,688	2,966,203	432,338	2,397,216	2,434,038	5
Time	920,811	912,594	981,993	98,951	894,772	862,773	4
Total deposits	$3,867,715	$3,821,282	$3,948,196	$531,289	$3,291,988	$3,296,811	5%

1.	Acquired Woodsville Guaranty Savings Bank (WGSB) Balances are as of August 1, 2025.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2026	2025
Interest and dividend income
Loans	$48,658	$41,804
Securities available for sale	6,204	5,283
Federal Home Loan Bank stock	155	137
Interest-earning deposits with other banks	233	314
Total interest and dividend income	55,250	47,538
Interest expense
Deposits	14,889	15,512
Borrowings	3,489	3,019
Total interest expense	18,378	18,531
Net interest income	36,872	29,007
Provision for credit losses on available-for-sale debt securities	—	636
Provision for credit losses on loans	305	(57)
Net interest income after provision for credit losses	36,567	28,428
Non-interest income
Trust and investment management fee income	4,115	3,916
Customer service fees	4,102	3,525
(Loss) gain on available-for-sale debt securities, net	(1,008)	—
Mortgage banking income	682	456
Bank-owned life insurance income	1,987	614
Customer derivative income	329	212
Other income	207	195
Total non-interest income	10,414	8,918
Non-interest expense
Salaries and employee benefits	15,773	13,733
Occupancy and equipment	4,036	3,325
Depreciation	1,134	1,049
Loss (gain) on premises and equipment, net	134	90
Outside services	464	482
Professional services	349	592
Communication	248	166
Marketing	605	518
Amortization of intangible assets	582	233
FDIC assessment	577	456
Acquisition, conversion and other expenses	1,455	239
Provision for unfunded commitments	(226)	(74)
Other expenses	4,696	3,842
Total non-interest expense	29,827	24,651
Income before income taxes	17,154	12,695
Income tax expense	3,617	2,484
Net income	$13,537	$10,211
Earnings per share:
Basic	$0.81	$0.67
Diluted	0.81	0.66
Weighted average shares outstanding:
Basic	16,728	15,304
Diluted	16,804	15,393

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2026	2025	2025	2025	2025
Interest and dividend income
Loans	$48,658	$50,164	$48,426	$42,726	$41,804
Securities and other	6,204	6,327	6,355	5,474	5,283
Federal Home Loan Bank stock	155	235	217	212	137
Interest-earning deposits with other banks	233	645	924	276	314
Total interest and dividend income	55,250	57,371	55,922	48,688	47,538
Interest expense
Deposits	14,889	16,083	16,419	15,511	15,512
Borrowings	3,489	2,671	2,544	3,282	3,019
Total interest expense	18,378	18,754	18,963	18,793	18,531
Net interest income	36,872	38,617	36,959	29,895	29,007
Provision for credit losses on available-for-sale debt securities	—	—	—	—	636
Provision (benefit) for credit losses on loans	305	416	3,749	528	(57)
Net interest income after provision for credit losses	36,567	38,201	33,210	29,367	28,428
Non-interest income
Trust and investment management fee income	4,115	3,984	3,903	4,263	3,916
Customer service fees	4,102	4,528	4,311	3,589	3,525
(Loss) gain on available-for-sale debt securities, net (1)	(1,008)	(428)	41	(4,942)	—
Mortgage banking income	682	485	423	605	456
Bank-owned life insurance income	1,987	695	665	602	614
Customer derivative income	329	735	962	104	212
Other income	207	326	262	425	195
Total non-interest income	10,414	10,325	10,567	4,646	8,918
Non-interest expense
Salaries and employee benefits	15,773	16,588	15,939	14,274	13,733
Occupancy and equipment	4,036	3,780	3,879	3,546	3,325
Depreciation	1,134	1,153	1,078	1,023	1,049
Loss (gain) on premises and equipment, net	134	370	(206)	3	90
Outside services	464	564	514	457	482
Professional services	349	407	296	514	592
Communication	248	271	246	194	166
Marketing	605	181	655	682	518
Amortization of intangible assets	582	582	466	233	233
FDIC assessment	577	539	462	464	456
Acquisition, conversion and other expenses	1,455	4,170	4,978	1,205	239
Provision for unfunded commitments	(226)	725	145	—	(74)
Other expenses	4,696	4,469	4,287	3,943	3,842
Total non-interest expense	29,827	33,799	32,739	26,538	24,651
Income before income taxes	17,154	14,727	11,038	7,475	12,695
Income tax expense	3,617	2,966	2,183	1,383	2,484
Net income	$13,537	$11,761	$8,855	$6,092	$10,211
Earnings per share:
Basic	$0.81	$0.70	$0.55	$0.40	$0.67
Diluted	0.81	0.70	0.54	0.40	0.66
Weighted average shares outstanding:
Basic	16,728	16,696	16,231	15,321	15,304
Diluted	16,804	16,757	16,284	15,372	15,393

(1)	The $4.9 million loss in June 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2026	2025	2025	2025	2025
Earning assets
Interest-earning deposits with other banks	3.90%	4.53%	4.49%	4.68%	4.55%
Available-for-sale debt securities	4.05	4.03	4.14	3.86	3.80
Federal Home Loan Bank stock	5.68	10.72	7.71	7.20	4.78
Loans:
Commercial real estate	5.68	5.74	5.88	5.76	5.58
Commercial and industrial	6.13	6.34	6.45	6.41	6.57
Residential real estate	4.64	4.75	4.42	4.14	4.22
Consumer	6.90	7.27	7.23	6.98	7.03
Total loans	5.50	5.59	5.60	5.48	5.42
Total earning assets	5.27%	5.36%	5.36%	5.23%	5.16%

Funding liabilities
Deposits:
Interest-bearing demand	1.30%	1.39%	1.42%	1.44%	1.41%
Savings	0.56	0.54	0.64	0.71	0.71
Money market	2.28	2.43	2.59	2.75	2.77
Time	3.41	3.53	3.64	3.91	4.11
Total interest-bearing deposits	1.91	2.01	2.12	2.28	2.31
Borrowings	5.62	5.43	4.04	4.85	4.61
Total interest-bearing liabilities	2.19%	2.20%	2.27%	2.51%	2.52%

Net interest spread	3.08	3.16	3.09	2.72	2.64
Net interest margin, fully taxable equivalent(1)	3.54	3.62	3.56	3.23	3.17

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2026	2025	2025	2025	2025
Assets
Interest-earning deposits with other banks (1)	$24,230	$56,502	$81,709	$23,643	$27,999
Available-for-sale debt securities (2)	643,647	644,929	631,572	591,462	587,878
Federal Home Loan Bank stock	11,062	8,696	11,168	11,804	11,623
Loans:
Commercial real estate	2,001,851	1,954,841	1,887,267	1,766,720	1,759,321
Commercial and industrial	486,295	480,529	483,380	469,816	469,331
Residential real estate	998,862	1,021,309	963,311	804,469	820,837
Consumer	127,693	126,953	120,941	109,023	104,413
Total loans (3)	3,614,701	3,583,632	3,454,899	3,150,028	3,153,902
Total earning assets	4,293,640	4,293,759	4,179,348	3,776,937	3,781,402
Cash and due from banks	36,278	40,291	38,709	29,861	29,972
Allowance for credit losses	(34,195)	(33,905)	(31,246)	(28,786)	(29,143)
Goodwill and other intangible assets	157,921	158,507	139,822	123,062	123,295
Other assets	215,852	211,317	191,446	169,540	171,477
Total assets	$4,669,496	$4,669,969	$4,518,079	$4,070,614	$4,077,003

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$1,121,021	$1,127,456	$1,059,214	$906,557	$916,129
Savings	642,717	640,577	617,314	545,304	547,672
Money market	469,496	473,574	432,952	392,034	401,268
Time	922,180	939,353	961,054	883,491	853,105
Total interest-bearing deposits	3,155,414	3,180,960	3,070,534	2,727,386	2,718,174
Borrowings	251,985	195,139	250,110	271,410	265,780
Total interest-bearing liabilities	3,407,399	3,376,099	3,320,644	2,998,796	2,983,954
Non-interest bearing demand deposits	659,506	705,245	647,981	545,308	560,310
Other liabilities	60,814	56,025	46,962	57,268	66,589
Total liabilities	4,127,719	4,137,369	4,015,587	3,601,372	3,610,853
Total shareholders' equity	541,777	532,600	502,492	469,242	466,150
Total liabilities and shareholders' equity	$4,669,496	$4,669,969	$4,518,079	$4,070,614	$4,077,003

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2026	2025	2025	2025	2025
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$12,620	$1,497	$697	$1,033	$1,091
Commercial and industrial	1,139	1,113	1,221	1,344	1,354
Residential real estate	8,206	7,719	6,541	6,411	4,557
Consumer	1,176	1,265	1,051	944	1,084
Total non-accruing loans	23,141	11,594	9,510	9,732	8,086
Non-performing available-for-sale debt securities	1,329	2,203	2,203	2,403	4,960
Other real estate owned	—	—	—	—	—
Total non-performing assets	$24,470	$13,797	$11,713	$12,135	$13,046

Total non-accruing loans/total loans	0.65%	0.32%	0.27%	0.31%	0.26%
Total non-performing assets/total assets	0.52	0.29	0.25	0.30	0.32

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$34,052	$33,940	$28,885	$28,614	$28,744
Charged-off loans	(97)	(318)	(353)	(266)	(84)
Recoveries on charged-off loans	55	14	37	9	11
Net loans (charged-off) recovered	(42)	(304)	(316)	(257)	(73)
ACL established on PCD loans	—	—	1,622	—	—
Provision for credit losses on loans	305	416	3,749	528	(57)
Balance at end of period	$34,315	$34,052	$33,940	$28,885	$28,614

Allowance for credit losses/total loans	0.96%	0.94%	0.95%	0.92%	0.92%
Allowance for credit losses/non-accruing loans	148	294	357	297	354

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$(224)	$—	$—
Commercial and industrial	35	(256)	18	(204)	(37)
Residential real estate	8	8	(112)	6	4
Consumer	(85)	(56)	2	(59)	(40)
Total, net	$(42)	$(304)	$(316)	$(257)	$(73)

Net charge-offs (recoveries) (QTD annualized)/average loans	—%	0.03%	0.04%	0.03%	0.01%
Net charge-offs (recoveries) (YTD annualized)/average loans	—	0.03	0.02	0.02	0.01

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$—	$—	$—	$1,204	$568
Charged-off interest receivable on available-for-sale debt securities	—	—	—	—	—
Provision for credit losses on available-for-sale debt securities	—	—	—	—	636
Charged-off previously provisioned allowance for credit loss	—	—	—	(1,204)	—
Balance at end of period	$—	$—	$—	$—	$1,204

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)		2026	2025	2025	2025	2025
Net income	(R)	$13,537	$11,761	$8,855	$6,092	$10,211
Non-core items:
Loss (gain) on available-for-sale debt securities, net (6)		—	428	(41)	4,942	—
Loss (gain) on premises and equipment, net		134	370	(206)	3	90
Provision on non-PCD acquired loans		—	—	3,954	—	—
Acquisition, conversion and other expenses		1,455	4,170	4,978	1,205	239
Income tax expense (1)		(392)	(1,225)	(2,141)	(1,492)	(80)
Total non-core items (2)		1,197	3,743	6,544	4,658	249
Core earnings (2)	(A)	$14,734	$15,504	$15,399	$10,750	$10,460

Net interest income	(B)	$36,872	$38,617	$36,959	$29,895	$29,007
Non-interest income		10,414	10,325	10,567	4,646	8,918
Total revenue		47,286	48,942	47,526	34,541	37,925
Loss (gain) on available-for-sale debt securities, net (6)		—	428	(41)	4,942	—
Total core revenue (2)	(C)	$47,286	$49,370	$47,485	$39,483	$37,925

Total non-interest expense		29,827	33,799	32,739	26,538	24,651
Non-core expenses:
(Loss) gain on premises and equipment, net		(134)	(370)	206	(3)	(90)
Acquisition, conversion and other expenses		(1,455)	(4,170)	(4,978)	(1,205)	(239)
Total non-core expenses (2)		(1,589)	(4,540)	(4,772)	(1,208)	(329)
Core non-interest expense (2)	(D)	$28,238	$29,259	$27,967	$25,330	$24,322

Total revenue		47,286	48,942	47,526	34,541	37,925
Total non-interest expense		29,827	33,799	32,739	26,538	24,651
Pre-tax, pre-provision net revenue(2)	(S)	$17,459	$15,143	$14,787	$8,003	$13,274

Core revenue(2)		47,286	49,370	47,485	39,483	37,925
Core non-interest expense(2)		28,238	29,259	27,967	25,330	24,322
Core pre-tax, pre-provision net revenue(2)	(U)	$19,048	$20,111	$19,518	$14,153	$13,603

(in millions)
Average earning assets	(E)	$4,294	$4,294	$4,179	$3,777	$3,781
Average assets	(F)	4,669	4,670	4,518	4,071	4,077
Average shareholders' equity	(G)	542	533	499	469	466
Average tangible shareholders' equity (2) (3)	(H)	384	374	360	346	343
Tangible shareholders' equity, period-end (2) (3)	(I)	380	374	362	346	343
Tangible assets, period-end (2) (3)	(J)	4,519	4,526	4,563	3,989	3,940

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)		2026	2025	2025	2025	2025
Common shares outstanding, period-end	(K)	16,742	16,702	16,689	15,322	15,317
Average diluted shares outstanding	(L)	16,804	16,757	16,284	15,372	15,393

Core earnings per share, diluted (2)	(A/L)	$0.88	$0.93	$0.95	$0.70	$0.68
Tangible book value per share, period-end (2)	(I/K)	22.71	22.41	21.70	22.58	22.47
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.42	8.27	7.94	8.67	8.73

Performance ratios (4)
GAAP return on assets		1.18%	1.00%	0.78%	0.60%	1.02%
Core return on assets (2)	(A/F)	1.28	1.32	1.35	1.06	1.04
Pre-tax, pre-provision return on assets(2)	(S/F)	1.52	1.29	1.30	0.79	1.32
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.65	1.71	1.71	1.39	1.35
GAAP return on equity		10.13	8.76	6.99	5.21	8.88
Core return on equity (2)	(A/G)	11.03	11.55	12.16	9.19	9.09
Return on tangible equity (1) (2)	(R+Q)/H	14.77	12.94	10.07	7.26	12.27
Core return on tangible equity (1) (2)	(A+Q)/H	16.03	16.91	17.23	12.66	12.57
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	56.92	57.24	56.70	62.10	62.00
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.54	3.62	3.56	3.23	3.17

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$1,044	$766	$738	$706	$717
Franchise taxes included in non-interest expense	(O)	146	(22)	158	141	131
Tax equivalent adjustment for net interest margin	(P)	554	595	574	560	568
Intangible amortization	(Q)	582	582	466	233	233

(1)	Assumes a marginal tax rate of 24.65% for the first quarter 2026 and third and fourth quarters of 2025 and 24.26% in the first and second quarters of 2025.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(6)	The $4.9 million loss in the second quarter 2025 includes a $4.5 million loss on corporate debt securities and $549 thousand on a matured debt security.

J